UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2015

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 345-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 4, 2015, Graham Holdings Company (“Graham”) announced the timing and details regarding Graham’s distribution of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Cable One, Inc., a wholly owned subsidiary of Graham (the “Cable ONE Common Stock”), to Graham’s shareholders as a pro rata dividend in a spin-off. The Graham board of directors has declared a pro rata dividend of Cable ONE Common Stock to be made after 12:01 a.m. New York City time on July 1, 2015, to Graham’s shareholders of record as of 5:00 p.m. New York City time on June 15, 2015 (the “Record Date”). Each Graham shareholder of record will receive a distribution of one share of Cable ONE Common Stock for each share of Graham Class A common stock, par value $1.00 per share, and Graham Class B common stock, par value $1.00 per share, that it holds on the Record Date. The distribution is subject to the satisfaction or waiver of certain conditions. A copy of the press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued June 4, 2015 by Graham Holdings Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President-Finance (Principal Financial Officer)

Date:  June 4, 2015

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued June 4, 2015 by Graham Holdings Company